UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: January 19, 2011)

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22165
Houston, Texas 77227-2165
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 942-6575

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

 ITEM 3.02 Unregistered Sale of Equity Securities

On January 21, 2011, Gulf United Energy, Inc. (the “Company”) consummated a private offering pursuant to which it sold to accredited investors 12,625,000 shares of its common stock at a purchase price of $0.20 per share for gross proceeds of $2,525,000.  The Company has agreed to pay a finders’ fee equal to $64,000 in connection with the private placement, ninety-five percent of which will be paid in the Company’s common stock and five percent in cash.  In addition, the Company granted piggyback registration rights with respect to the resale of the shares of common stock sold.

The offers and sales described above were made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The sale of the Company’s common stock did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision.  Having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Election of Directors.

On January 19, 2011, the board of directors of the Company adopted a resolution to expand its membership from one to two members, and subsequently appointed John N. Seitz to fill the newly created vacancy.  Mr. Seitz will qualify and serve as an independent director.

Mr. Seitz, 59, is a founder and Vice Chairman of the board of Endeavour International Corporation (AMEX: END), an exploration and development company with activities in the North Sea and selected North American basins.  From 2003 until 2006, Mr. Seitz served as Co-Chief Executive Officer of Endeavour. From 1977 to 2003, Mr. Seitz held positions of increasing responsibility at Anadarko Petroleum Corporation, serving most recently as a director and as President and Chief Executive Officer. Mr. Seitz is a trustee of the American Geological Institute Foundation and serves on the board of managers of Constellation Energy Partners LLC, a company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets.  He also serves on the board of directors of ION Geophysical Corporation, a leading technology-focused seismic solutions company.  Mr. Seitz holds a Bachelor of Science degree in Geology from the University of Pittsburgh, a Master of Science degree in Geology from Rensselaer Institute and is a Certified Professional Geoscientist in Texas. Mr. Seitz has completed the Advanced Management Program at the Wharton School.

Mr. Seitz holds a Bachelor of Science degree in Geology from the University of Pittsburgh, a Master of Science degree in Geology from Rensselaer Institute and is a Certified Professional Geoscientist in Texas. Mr. Seitz has completed the Advanced Management Program at the Wharton School of Business.

In connection with the appointment of Mr. Seitz, the Company has agreed to grant Mr. Seitz 2,000,000 shares of its common stock as compensation for services to be provided by Mr. Seitz as an independent director.  A copy of the press release announcing the appointment of Mr. Seitz to the Company’s board of directors is attached hereto as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Press Release dated January 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 21, 2011

GULF UNITED ENERGY, INC.

By:	/S/ JOHN B. CONNALLY III
John B. Connally III, Chief Executive Officer